SEVERANCE AGREEMENT

This Severance Agreement (the "Agreement") is made and entered into as of January 1, 2000, by and between B. D. Hunter ("Employee") and Huntco Inc. (the "Company"). In consideration of the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   EMPLOYMENT

1.1  Employment.
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In consideration of the mutual covenants and agreements contained in this
Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee and the Company, the Company agrees to continue to employ Employee, and Employee accepts continued employment, subject to the terms and conditions of this Agreement.

                                   ARTICLE II
                                   SEVERANCE

2.1  Payments in the Event of a Change of Control.
-------------------------------------------------
(a) If at any time while Employee is employed by the Company (the "Term") there is a Change of Control of the Company, as defined below, Employee shall have the option of resigning his employment with the Company, or its successor, for any reason, or for no reason, at any time up to one year following the date of the Change of Control. If Employee resigns his employment pursuant to this section within one year following a Change of Control, or Employee's employment is involuntarily terminated by the Company within one year following a Change of Control, the Company will pay to Employee an amount equal to three times his then current Base Salary, in a lump sum, within fifteen days of such resignation or termination. Employee shall also be entitled to remain on the Company's medical and dental insurance program at Company's expense for three years following termination of Employee's employment pursuant to this section. Upon payment of the lump sum payment provided for herein and the medical and dental benefits herein described, all obligations of the Company to the Employee hereunder shall be fully satisfied. The parties further expressly agree that, during the period after Employee's termination during which period Employee will receive payments or benefits hereunder, Employee will not have authority to act on behalf of the Company.

(b) The Company will pay Employee a "Tax Gross-Up" payment if a tax is imposed on Employee pursuant to Section 4999 of the Internal Revenue Code of 1986 as amended, or any successor provision, with respect to any excess parachute payment in connection with a Change of Control of the Company. The amount of the Tax Gross-Up payment will be equal to (i) the amount of such tax, divided by (ii) 1 minus the blended marginal federal and applicable state income tax rates in effect for the applicable period for Employee. The Company shall pay any Tax Gross-Up amount promptly to enable Employee to timely pay income taxes for the applicable tax period, estimated or otherwise.
(c) For purposes of this Agreement, a "Change of Control" means the occurrence of any of the following events: (i) a merger, consolidation or reorganization of the Company in which the Company does not survive as an independent entity;
(ii) a merger, consolidation or reorganization of the Company in which the Company does not survive as a publicly held company; (iii) a sale of all or substantially all of the assets of the Company; (iv) the first purchase of shares of Class A Common Stock of the Company pursuant to a tender or exchange offer for more than 20% of the Company's outstanding shares of Class A Common Stock; or (v) any change in control of a nature that, in the opinion of the Board of Directors, would be required to be reported under the federal securities laws; provided that such a change in control shall be deemed to have occurred if: (A) any person other than the `Hunter Affiliates' as that term is defined in Article III, SectionB.6(b)(iv) of the Company's Restarted Articles of Incorporation, or the `Hunter Group' as that term is defined in
Article III, Section B.6(b)(ii) of the Company's Restated Articles of Incorporation (x) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, or (y) through a shareholders' agreement, voting trust, other contractual arrangement, or otherwise, acquires or obtains the right to vote securities or to direct another to vote securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years from January 1, 2000 through the expiration date hereof, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election of any director, who was not a director at the beginning of the period, was approved by a vote of at least 70% of the directors then still in office who were directors at the beginning of the period.
For purposes of this Section 2.1(c)(v)(B), a director shall be considered to be a director at the beginning of such two year period if the director's election was approved either (i) during the lifetime of B.D. Hunter by the `Hunter Affiliates' as that term is defined in Article III, Section B.6(b)(iv) of the Company's Restated Articles of Incorporation, or, if after the death of B.D. Hunter, the `Hunter Group' as that term is defined in Article III, Section B.6(b)(ii) of the Company's Restated Articles of Incorporation, or
(ii) by a vote of at least 70 percent of the directors then still in office who were directors at the beginning of the two-year period, or who would be considered pursuant to this sentence to be a director at the beginning of the two-year period.

2.2  Continuing Obligations to Remain in Effect.
-----------------------------------------------
The termination of this Agreement for any reason, including termination due to a Change of Control, shall not relieve Employee of any continuing obligations expressly provided in this Agreement, including without limitation each of those set forth in Article III herein below.

                                ARTICLE III
COVENANTS REGARDING CONFIDENTIAL INFORMATION, COMPANY PROPERTY AND INVENTIONS,
                    NONSOLICITATION, AND NONCOMPETITION

3.1  Confidentiality.
--------------------
Employee recognizes and acknowledges that he will have access to certain confidential information and trade secrets of the Company. Such confidential information includes, but is not limited to: customer names and customer lists, contracts, trade secrets, financial information, product plans, marketing plans, systems, manuals, training materials, forecasts, inventions, improvements, ideas, business strategies, formulas, product ideas, computer programs and software, software designs and documentation, source codes, data and data bases, techniques, schematics, information relating to confidential or secret designs, processes, formulae, plans, devices or materials of the Company, and its business and marketing plans, product and service development, market development, manuals written by the Company, marketing and financial analysis, plans, research, programs, and related information and data, corporate books and records, and other similar intellectual property and confidential information. Employee acknowledges and agrees that this confidential information constitutes valuable, special and/or unique property of the Company. Employee shall, at all times, both during Employee's employment by the Company and thereafter, keep all such confidential information in confidence and trust and will not use or disclose any confidential information or anything relating to it to any person, firm, corporation, association, or other entity for any reason or purpose without the written consent of the Company.

3.2  Return of the Company's Property and Documents.
---------------------------------------------------
Employee recognizes that all confidential information, however stored or memorialized, and all identification cards, keys, access codes, marketing materials, samples, tape recordings, notes, tools, documents, records, apparatus and other equipment or property which the Company provides to or makes available to Employee are the sole property of the Company. Employee shall use such property solely for the benefit of the Company and for no other purpose. Upon the termination of Employee's employment with the Company, Employee shall (i) refrain from taking any such property from the Company's premises, (ii) immediately return to the Company any such property which may be in Employee's possession or control (including any and all copies thereof),
(iii) immediately return to the Company any copies, notes, or excepts thereof, all records, data, memoranda, and all documents or materials made or compiled by Employee which are in the possession or control of Employee and which relate to Employee's employment or to the business, activities or facilities of the Company and any of its employees, agents, owners, officers, executives and directors, and (iv) certify in writing that Employee has complied with this Section 3.2.

3.3  Assignment of Inventions to the Company.
--------------------------------------------
Employee will promptly disclose to the Company all improvements, inventions, formulas, ideas, works of authorship, processes, techniques and trade secrets, whether or not patentable, made or conceived or developed by Employee, either alone or jointly with others, during Employee's employment (collectively "Inventions"). All Inventions, and all patents, copyrights, trade secret rights and other intellectual property rights related thereto shall be the sole property of the Company to the maximum extent permitted by law and, to the extent permitted by law, shall be "works for hire." Employee hereby assigns to the Company any rights Employee may have or acquire in all Inventions and agrees to perform, during and after employment with the Company, all acts necessary or desirable by the Company to permit and assist the Company, at the Company's expense, in obtaining and enforcing patents, copyrights, trade secrets or other intellectual property rights with respect to such Inventions. Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agents and attorneys-in-fact to act for and in Employee's name and stead, to execute and file any applications or related filings and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trade secret rights or other intellectual property rights with respect to any Inventions with the same legal force and effect as if executed by Employee.
3.4  Non-Solicitation of Customers and Clients.
----------------------------------------------
During the Term of this Agreement and for three years thereafter, Employee will not, on behalf of any person or entity other than the Company, directly or indirectly solicit, divert or attempt to solicit or divert any customer or client of the Company, or any prospective customer or client of the Company, at the time of Employee's termination or for one year prior thereto, on behalf of any other person or entity competitive with the Company.

3.5  Non-Solicitation of Other Employees.
----------------------------------------
During the Term and for three years thereafter, Employee will not encourage, solicit, induce, or attempt to encourage, solicit or induce any other employee, agent or representative of the Company to leave his or her employment with the Company for a position competitive with the Company and Employee will not hire or attempt to hire, for any position with any entity that is competitive with the Company, any person who is an employee, agent or representative of the Company at such time, or who has been an employee, agent or representative of the Company at any time within 90 days preceding such time.

3.6  Non-Interference.
---------------------
During the Term of this Agreement and for three years thereafter, Employee will not directly or indirectly hire, engage, send any work to, place orders with, or in any manner be associated with any supplier, contractor, subcontractor or other business relation of the Company if such action by him would have a material adverse effect on the business, assets, or financial condition of the Company, or materially interfere with the relationship between any such person or entity and the Company.

3.7  Non-Competition.
--------------------
During the Term of this Agreement and for three years thereafter, Employee shall not, without the prior written consent of the Company, directly or indirectly own, manage, finance, operate, join, control or participate in the ownership, management or operation of, or be employed, provide services to or otherwise be connected in any manner with, any person or entity competitive with the Company. This prohibition encompasses any and all services, duties, and employment of the same nature as the services, duties, and responsibilities which Employee performs under this Agreement.
For the purposes of this Agreement, a person or entity is "competitive with the Company" if such person or entity conducts, operates, carries out or otherwise engages in the development, production, marketing or servicing, in any state or market in which the Company transacts business, or was contemplating the transaction of business at the time of Employee's termination, of any product of the Company (i) with which Employee was involved in the course of his employment with the Company, or (ii) which the Company is developing, producing, marketing, or servicing, or plans to develop, produce, market or service and of which Employee gained any knowledge in the course of his employment with the Company.

3.8  Representations by Employee.
--------------------------------
In connection with the above covenants, Employee represents that his experience, capabilities and circumstances are such that the covenants contained herein will not prevent him from earning a livelihood. Employee further agrees that the limitations set forth in such covenants do not impose a greater restraint than is necessary to protect the confidential information, customer goodwill, and other business interests of the Company. Employee also agrees that the limitations and covenants are reasonable and properly required for the adequate protection of the current and future business of the Company. Employee also agrees that, if any provision of the covenants set forth above are found to be invalid in part or whole, the Company may elect, but shall not be required, to have such provision reformed, whether as to time, scope of activity, or otherwise, as and to the extent required for its validity under applicable law, and, as so reformed, such provisions shall be enforceable.

3.9  Injunctive and Other Relief.
--------------------------------
It is understood and agreed that the covenants made by Employee in this
Article III shall survive the expiration or termination of this Agreement. Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Article III would be inadequate, and therefore agrees that the Company shall be entitled as a matter of right to injunctive relief in addition to any other available rights and remedies in cases of such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company from pursuing any other rights and remedies available for any such breach or threatened breach, including the recovery of damages and attorneys' fees from Employee.

                                  ARTICLE IV
                           MISCELLANEOUS PROVISIONS

4.1  Successors and Assigns.
---------------------------
Except as otherwise provided herein, the rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Except as otherwise provided herein, this Agreement shall be binding upon Employee and his agents, heirs, executors, administrators and legal representatives. The rights and obligations of Employee shall not be assignable by Employee.

4.2  Governing Law.
------------------
Subject to Section 4.9, this Agreement shall be governed by and construed in accordance with the laws of the State of Missouri. The parties hereto consent to the jurisdiction and venue of the Circuit Court in and for St. Louis County, Missouri and of the Federal District Court of the Eastern District, Eastern Division of Missouri with respect to any action brought in equity for the breach of the provisions of Article III.

4.3  Counterparts.
-----------------
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument.

4.4  Entire Agreement.
---------------------
This Agreement contains the entire agreement of the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no other warranties, representations, covenants or agreements among the Company and Employee in connection with the subject matter hereof.

4.5  Amendment.
--------------
Employee's obligations under this Agreement may be amended, supplemented, modified and/or rescinded only through an express written amendment executed by both Employee and the Company.

4.6  No Waiver of Employee Breach.
---------------------------------
The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver by the Company of any subsequent breach by Employee.

4.7  Severability.
-----------------
If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, subparagraph, paragraph, or section of this Agreement, such judgment or decree shall not affect, impair, invalidate, or nullify the remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph, or section so adjudged to be invalid.

4.8  Survival.
-------------
Employee and the Company expressly acknowledge and agree that the ongoing obligations and covenants set forth in this Agreement shall survive the termination of Employee's employment under this Agreement for the time period set forth in this Agreement.

4.9  Arbitration.
----------------
Any controversy or claim arising out of or relating to the Agreement other than an action brought in equity for the breach of the provisions of Article III shall be settled by final and binding arbitration in St. Louis County, Missouri. A single arbitrator may be selected by the unanimous agreement of the parties to the dispute, but if the parties to the dispute fail to agree on and appoint an arbitrator within thirty (30) calendar days of the receipt by any party of notice of the existence of a dispute, then the dispute shall be settled in St. Louis County, Missouri in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof and the parties hereto consent to the jurisdiction and venue of the Circuit Court in and for St. Louis County, Missouri and of the Federal District Court of the Eastern District, Eastern Division of Missouri for the entry of judgment relating to any award of the arbitrator.
4.10 Opportunity to Review.
--------------------------
Employee hereby represents and warrants that he (a) has been given a meaningful opportunity to review this Agreement, and (b) has been encouraged by the Company to receive the advice of counsel with respect to the meaning and effect of each Section of this Agreement. Employee acknowledges that he has voluntarily entered into this Agreement of his own free will based only upon the terms and conditions included in this Agreement.

4.11 Agreement Not to be Construed Against Either Party.
-------------------------------------------------------
Employee and Company expressly acknowledge and agree that this Agreement was the product of arms length negotiation between the parties, and that this Agreement shall be construed fairly and without prejudice to either party as the drafter of this Agreement, regardless of whether one party physically prepared this Agreement.

4.12 Notices.
------------
All notices and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered personally, when sent when mailed by registered or certified mail, return receipt requested and postage prepaid, or when sent by a nationally known overnight delivery service, or when sent by telephone facsimile confirmed by overnight delivery service, to the parties at the addresses or facsimile numbers indicated below (or at such other address as shall be specified by notice).
      EMPLOYEE:                           COMPANY:
      B.D. HUNTER	                        BOARD OF DIRECTORS
      615 SPYGLASS SUMMIT                 HUNTCO INC.
      CHESTERFIELD, MO 63017              14323 SOUTH OUTER FORTY
                                          SUITE 600N
                                          TOWN & COUNTY, MO 63017
                                          (314) 878-4537
                                          With a copy to:
                                          Craig A. Adoor, Esq.
                                          Blackwell Sanders Peper Martin LLP
                                          720 Olive Street, 24th Floor
                                          St. Louis, MO 63101
                                          Fax: (314) 345 - 6060
Each party is responsible for informing the other party of any change in address.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.
            THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
                     WHICH MAY BE ENFORCED BY THE PARTIES
EMPLOYEE                                  The COMPANY
                                          Huntco Inc.
    /s/ B. D. Hunter                      By:     /s/ Robert J. Marischen
-------------------------                     --------------------------------
      B. D. Hunter                        Its:    Vice Chairman & President
                                              --------------------------------